Exhibit 10.20
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING
CREDIT LOAN AND SECURITY AGREEMENT
     This Third Amendment to Second Amended and Restated Revolving Credit Loan and Security Agreement (“Amendment”) is entered into as of the 12th day of December, 2007, by and among KEYBANK NATIONAL ASSOCIATION (“Bank”) and BROOKWOOD COMPANIES INCORPORATED, KENYON INDUSTRIES, INC., BROOKWOOD LAMINATING, INC., ASHFORD BROMLEY, INC. and STRATEGIC TECHNICAL ALLIANCE, LLC (collectively, “Borrower”).
RECITALS:
     WHEREAS, Bank and Borrower are parties to that certain Second Amended and Restated Revolving Credit Loan and Security Agreement dated as of January 30, 2004, as amended by a First Amendment thereto dated as of March 25, 2005, and a Second Amendment thereto dated as of March 31, 2006 (“Loan Agreement”); and
     WHEREAS, Bank and Borrower desire to further amend the Loan Agreement in the manner hereinafter set forth;
     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement is amended as follows:
     1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.
     2. Increase Working Capital Revolving Credit Limit. The Working Capital Revolving Credit Limit is increased by $3,000,000 from $22,000,000 to $25,000,000 effective as of the date of this Agreement. The definition of Working Capital Revolving Credit Limit and Section 2.1 of the Loan Agreement are revised accordingly.
     3. Effective Date. This Amendment shall be become effective as of the date hereof.
     4. Representations and Warranties; No Default. Borrower hereby ratifies and confirms to the Bank that all representations and warranties set forth in the Loan Agreement are true, complete and correct in all material respects as of the date hereof as if set forth herein in full (except as to representations and warranties made as of a certain date which shall be true, complete and correct only as of such date) and apply with equal force and effect to this

Amendment. Subject to the waiver and consent letter from Bank to Borrower dated November 28, 2007, Borrower hereby certifies that, after giving effect hereto, no Default or Event of Default exists under the Loan Agreement.
     5. Miscellaneous.
          (a) Borrower agrees to pay on demand all of the Bank’s reasonable expenses in preparing, executing and delivering this Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank’s special counsel, PretiFlaherty, LLP. Borrower agrees to indemnify and hold harmless the Bank (and its directors, officers, employees and agents) against any damages, loss, liability, and reasonable costs or expenses incurred with respect to any claim made against Bank by a third party arising out of the financing contemplated hereby or the use or proposed use of the proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the Bank).
          (b) Borrower acknowledges and agrees that: (i) as of the date hereof, it has no claim or cause of action against the Bank (or its directors, officers, employees, agents, representatives, affiliates or attorneys); (ii) as of the date hereof, it has no offset right, right of recoupment, counterclaim or defense of any kind against any of the Obligations or any other obligation or indebtedness of Borrower to the Bank; and (iii) Bank has heretofore properly performed and satisfied in a timely manner all of its obligations to Borrower.
          (c) For and in consideration of the agreements contained in the Loan Agreement, as amended hereby, and other good and valuable consideration, Borrower unconditionally and irrevocably releases, waives and forever discharges the Bank, together with its successors, assigns, subsidiaries, affiliates, directors, officers, employees, agents and attorneys (collectively, the “Released Parties”), from: (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Released Parties to Borrower as a result of any matter occurring on or prior to the date hereof, provided that the Bank shall continue to be bound by its express obligations under the Loan Agreement, as amended hereby, in accordance with the terms hereof and thereof, and (ii) all claims, offsets, rights of recoupment, causes of action, suits or defenses of any kind whatsoever (if any) occurring on or prior to the date hereof, which Borrower might otherwise have against the Released Parties or any of them, in either case (i) or (ii) on account of any condition, act, omission, event, contract, liability, obligations, indebtedness, claim, cause of action, defense, circumstance, or matter of any kind occurring on or prior to the date hereof.
          (d) Except as expressly amended by this Amendment, all of the remaining terms and conditions of the Loan Agreement shall continue in full force and effect and are hereby ratified and confirmed by Borrower, and Borrower ratifies and confirms its prior grant and conveyance and grants and conveys, to the extent not previously granted and conveyed, to the Bank a security interest in the Collateral to the extent defined and described in the Loan Documents.
          (e) In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement, the terms and conditions of this Amendment shall prevail, and the Loan Agreement shall be interpreted and construed so as to give maximum effect to the purpose and intent of this Amendment.
          (f) This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Maine.
     6. Fee. In consideration of Bank’s agreement to execute this Amendment, Borrower agrees to pay a fee of $25,000 which is due and payable upon the execution of this Amendment.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as a sealed instrument by their duly authorized officers as of the date first set forth above.

BANK: KEYBANK NATIONAL ASSOCIATION
By:	/s/ Paul Black
	Name:	Paul G. Black, Jr.
	Title:	Senior Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as a sealed instrument by their duly authorized officers as of the date first set forth above.

BORROWER: BROOKWOOD COMPANIES INCORPORATED
By:	/s/ William King III
	Name:	William King
	Title:	Chief Financial Officer

KENYON INDUSTRIES, INC.
By:	/s/ Joseph Trumpetto
	Name:	Joseph Trumpetto
	Title:	Treasurer

BROOKWOOD LAMINATING, INC.
By:	/s/ Joseph Trumpetto
	Name:	Joseph Trumpetto
	Title:	Treasurer

ASHFORD BROMLEY, INC.
By:	/s/ William King III
	Name:	William King
	Title:	Chief Financial Officer

STRATEGIC TECHNICAL ALLIANCE, LLC By: Brookwood Companies Incorporated, Its Sole Member

By:	/s/ William King III
	Name:	William King
	Title:	Chief Financial Officer

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